UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2007

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 718-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Underwriting Agreement

On October 16, 2007, Nationwide Health Properties, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters set forth on Schedule A thereto (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters an aggregate of $300 million principal amount of its 6.25% Notes due 2013 (the “Securities”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including those under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 1.1.

In the ordinary course of their respective businesses, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates. Certain affiliates of certain of the Underwriters are lenders under the Company’s unsecured credit facility and the net proceeds of the sale of the Securities will be used to repay amounts outstanding under that facility.

Indenture and 6.25% Notes due 2013

On October 19, 2007, the Company completed the issuance and sale of the Securities described above. The Securities are registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-142643). The net proceeds from the public offering of approximately $297.0 million, after deducting estimated underwriting discounts and other offering expenses, were used to repay amounts outstanding under the Company’s credit facility and for general corporate purposes.

The Securities will mature and the principal thereof will be due and payable together with all accrued and unpaid interest thereon on February 1, 2013. Interest will be paid on the Securities on February 1 and August 1 of each year, beginning February 1, 2008. The Securities are unsecured obligations of the Company and will rank equally with the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The Securities were issued under an Indenture, dated October 19, 2007 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A. (the “Trustee”), as supplemented by the Officers’ Certificate of the Company, dated October 19, 2007 (the “Officers’ Certificate”), establishing the form and terms of the Securities pursuant to Sections 301 and 303 of the Indenture.

The Indenture contains certain covenants, including, among others, restrictions on the Company’s ability to incur additional indebtedness and liens under specific circumstances.

The foregoing descriptions of the Indenture and Officers’ Certificate, are qualified in their entirety by the Indenture and Officers’ Certificate, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively. In addition, the Company executed a global 6.25% note due 2013 in an aggregate principal amount of $300 million, dated October 19, 2007, the form of which is attached to this Current Report on Form 8-K as Exhibit 4.3.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 16, 2007, between the Company and UBS Securities LLC, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representative of the several underwriters set forth on Schedule A thereto.

4.1	Indenture, dated October 19, 2007, between the Company and The Bank of New York Trust Company, N.A.

4.2	Officers’ Certificate, dated October 19, 2007.

4.3	Form of 6.25% Note due 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.

Date: October 19, 2007	By:	/s/ Abdo H. Khoury
		Name:	Abdo H. Khoury
		Title:	Senior Vice President and
Chief Financial and Portfolio Officer